CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-223888 and 333-225756 on Form S-3 and Registration Statement No. 333-218017 on Form S-8 of our report dated February 28, 2019, relating to the financial statements and financial statement schedule of Playa Hotels & Resorts N.V. appearing in this Annual Report on Form 10-K of Playa Hotels & Resorts N.V. for the year ended December 31, 2018.
/s/ Deloitte & Touche LLP
McLean, VA

February 28, 2019